                       NOTICE OF GUARANTEED DELIVERY FOR

                           TENDER OF CERTIFICATES FOR

                 8 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                                       OF

                             BOX ENERGY CORPORATION

     Capitalized terms used but not defined herein have the meanings given them in the Change in Control Notice and Offer to Purchase, dated September 22, 1997 (the "Offer to Purchase").

     This Notice of Guaranteed Delivery may be used to cause a tender of 8 1/4% Convertible Subordinated Notes due 2002 of the Company (the "Notes") by (i) a record holder of Notes if certificates for the Notes are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date or (ii) by a DTC Participant if the procedures for book-entry transfer described in the Offer to Purchase cannot be completed on a timely basis.

                        The Depositary for the Offer is:

                    UNITED STATES TRUST COMPANY OF NEW YORK

           BY MAIL:                    BY HAND DELIVERY:                  BY COURIER:

  United States Trust Company     United States Trust Company     United States Trust Company
          of New York                     of New York                     of New York
 P. O. Box 841 Cooper Station     111 Broadway -- Lower Level     770 Broadway -- 13th Floor
   New York, New York 10276      New York, New York 10006-1906   New York, New York 10003-9598

                             CONFIRM BY TELEPHONE:
                                 (800) 225-2398
                              (212) 420-6504 (fax)

              DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN
            AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

     By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase and the Letter of Transmittal.

     On the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal, the undersigned hereby represents that it is the holder of the Notes (or the holder of interests in the Global Note) being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such Notes as contemplated by the Offer and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to the Company the aggregate principal amount of Notes indicated below.

     Except as stated in the Offer to Purchase, all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     A record Holder must execute this Notice of Guaranteed Delivery exactly as its name appears on its Notes, and a DTC Participant must execute this Notice of Guaranteed Delivery exactly as its name is registered with DTC. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and capacity as indicated below and submit evidence to the Company of such person's authority so to act.

Signed:
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Name(s):
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                                 (PLEASE TYPE OR PRINT)

Company:
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Capacity:
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Address:
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Dated:
--------------------------------------------- , 1997

Aggregate Principal Amount of Notes Tendered:
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Certificate Nos. for Notes (if applicable):
--------------------------------------------------------------

If being executed by a DTC Participant:

DTC Participant's No.
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Account No.
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Transaction Code No.
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

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer, (or confirmation of the book-entry transfer of such Notes into the Depositary's account at The Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth under "Procedure for Tendering Notes" in the Offer to Purchase) and all other required documents will be delivered by the undersigned to the Depositary.

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                                  NAME OF FIRM

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                                    ADDRESS

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                          AREA CODE AND TELEPHONE NO.

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                              AUTHORIZED SIGNATURE

NAME:
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                               (PLEASE TYPE OR PRINT)

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                                     TITLE

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                                      DATE

     The institution which completes this form must deliver to the Depositary the Guarantee, the Letter of Transmittal (or facsimile thereof) and certificates for Notes within the time periods specified herein. Failure to do so could result in a financial loss to such institution.

               DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM.
          CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.